STATE OF SOUTH CAROLINA      )
                             )          SUBLEASE AGREEMENT
COUNTY OF SPARTANBURG        )

        This Sublease Agreement is made as of the ____ day of February, 1997 by and between Johnson Development Associates, Inc., a South Carolina Corporation herein referred to as "Sublessor" and ESA Management, Inc. hereinafter referred to as "Sublessee".

        Bell Hill, LLC is the successor in interest to Bell Hill Associates, hereinafter referred to as "Landlord". On January 30, 1990, Landlord did lease a portion of the third floor of the Bell Office Building III at 961 East Main Street, Spartanburg, SC to WJB Video Limited Partnership as evidenced by copy of said lease which is attached hereto with four amendments and made a part hereof and referenced hereafter as "Lease Agreement".

        Subsequently, WJB Video Limited Partnership through its affiliated company, Blockbuster Video, Inc. did reduce its presence in Bell Hill and is desirous of subleasing all of the space that it occupied on the third floor in accordance with the above referenced Lease Agreement. That space is hereafter defined as "Premises".

        A Sublease Agreement (the "WJB Sublease Agreement") was entered into between WJB Video Limited Partnership and Johnson Development Associates, Inc. on August 30, 1996 wherein Johnson Development obligated itself to sublease all of the third floor not presently occupied by it. Such a sub-Sublease is anticipated under the provision of Section 5A of the WJB Sublease Agreement.

        NOW THEREFORE, Johnson Development Associates, Inc. as Sublessor and ESA Management, Inc. do hereby agree as follows:

        1. The Sublessor hereby subleases to Sublessee the Premises described in attached Exhibit "A" upon the conditions and terms set forth hereafter.

        2. The term of this sublease shall commence October 21, 1996 and shall continue in full force and effect until December 31, 1997. Sublessee shall have the option of extending this sublease for an additional twelve (12) month period each year, throughout the term of the WJB Sublease Agreement, on the same terms and conditions provided for herein, by sending written notice to Sublessor no later than October 1st of each succeeding year. By way of example, if Sublessee wishes to extend the term of this sublease to December 31, 1998, it must provide written notice to Sublessor no later than October 1, 1998.

        3.      (a)     Sublessee shall pay to Sublessor a base monthly rent
calculated by multiplying $9.55 per rentable square foot of the Premises. Said amount is set forth in attached Schedule A. In addition to the base monthly rent, Sublessee shall pay, as additional rent, its prorata share of any and all common area charges as defined under the Lease Agreement. Such amount shall be paid monthly.

                (b) It is understood that this sublease is a triple net sublease and that Sublessee's prorata share of any and all cost that would be payable by Johnson Development Associates, Inc. as Sublessor and/or WJB Video Limited Partnership for the Premises shall be borne by Sublessee as of the commencement date.

        (c) All rent, both base and the prorata contribution to CAM, shall be due and payable on or before the first day of each month in advance to Sublessor at the address stated below. Rent for any period less one month shall be apportioned based on the number of days in that month.

        (d) In the event of late payment, Sublessor shall be entitled to a late charge of two percent (2%) of the amount of the monthly rent if not received by Sublessor on or before the fifth day of each month.

        4. Sublessee shall use the Premises solely for general office use and for no other purpose.

        5. Sublessee shall not, by operation of law or otherwise, transfer, sign, sublet, enter into license agreement, mortgage or hypothecate this sublease or Sublessee's interest in the Premises without first procuring the prior written consent of Bell Hill, LLC, WJB Video Limited Partnership and Johnson Development Associates, Inc. which consent shall not be unreasonably withheld or delayed. The attempted transfer, assignment, etc. without such permission shall be void and shall confer no rights upon any third person. In the event of a permitted sublease or assignment, the Sublessee shall not be relieved from any covenant or obligation for the balance of the sublease term. Acceptance of rent by Sublessor from any third party or entity shall not be deemed a waiver by Sublessor of any provision hereof. Sublessee agrees to reimburse Sublessor for any reasonable fees incurred in conjunction with the processing and documentation of any such transfer, assignment, subletting, licensing, changing ownership, mortgage or hypothecation of this sublease. Sublessee shall have the absolute right to sublet, assign or otherwise transfer its interest in this sublease to any parent or operating subsidiary of Sublessee, or subsidiary of the parent of Sublessee, or to a corporation with which Sublessee may merge or consolidate, or to any entity controlled by George Dean Johnson, Jr., without the approval of Sublessor, WJB Video Limited Partnership or Bell Hill, LLC. This sublease shall contain no provision restricting or referring in any manner to a change in control or change in shareholders, directors, management or organization of Sublessee, or to the issuance, sale, purchase or disposition of the shares of Sublessee.

        6. Sublessee agrees to take the Premises in "as is" condition.
Sublessee has inspected and is fully familiar with the condition of the Premises and Sublessee's taking of possession shall constitute acknowledgment that the Premises are in good condition and without need of repair. Sublessor makes no representations or warranties with regard to any equipment or fixtures.

        7. Except as otherwise specifically provided for herein, Sublessee agrees to be bound by the terms of Paragraph 9, 10, 11, 12, 13, 14, 15, 16 of the Lease Agreement. Further, it makes the covenants and representations stated in Paragraph 17, 20, 24 of the Lease Agreement.

        8. The default provisions of Paragraph 18 and 19 shall be in full force and effect.

        9. All notices provided for under this Sublease Agreement, under the Johnson Development Sublease Agreement, and the original Lease Agreement shall be in writing and sent by Express Courier Service or by Registered or Certified Mail, Return Receipt Requested to Johnson Development Associates, Inc., P.O. Box 3524, 961 East Main Street, Spartanburg, SC 29304, Attn: A. Foster Chapman, and to WJB Video, LP, c/o Viacom Realty Corporation, 1515 Broadway, New York, NY 10036-5794, Attn: Mr. David H. Williamson, with a copy to Viacom, Inc., 1515 Broadway, New York, NY 10036-5794, Attn: General Council, as to Sublessee, Extended Stay America, Inc., 450 East Las Olas Blvd., Suite 1100, Ft. Lauderdale, FL 33301 Attn: Development Counsel.

        10. All of the terms and conditions of the referenced and attached documents are fully incorporated herein except as may be expounded upon herein and the parties shall be bound to such previous documents.

        11. In the case any one or more of the provisions contained in this Sublease shall for any reason be held invalid, illegal, or unenforceable, such unenforceability shall not effect any other provision of this Sublease, the Sublease shall be construed as if such provision had not been contained herein.

        12. Sublessee represents and warrants that this Sublease has been duly authorized and the party signing on behalf of Sublessee is so authorized to execute this Sublease.

        13. Sublease may not be modified or amended except by written agreement signed by the parties hereto.

        14. This agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one in the same instrument.

        In witness whereof, the parties have hereunto set their hands and seals on the date and year first stated above.


                                        SUBLESSOR
                                        Johnson Development Associates, Inc.


                                        By:  /s/ A. Foster Chapman
                                           ---------------------------------
                                             A. Foster Chapman, President


                                        SUBLESSEE
                                        ESA Management, Inc.


                                        By:  /s/ Shawn R. Ruben
                                           ---------------------------------
                                        Its: Shawn R. Ruben
                                           ---------------------------------
                                             Vice President - Development


This Sublease Agreement is hereby consented to by:

BELL HILL, LLC

By: /s/ George Dean Johnson, Jr.
   -----------------------------------
   George Dean Johnson, Jr., President



WJB VIDEO LIMITED PARTNERSHIP
By: Blockbuster Video, Inc., General Partner

By:  (not required)
   -----------------------------------
    David H. Williamson, Vice President - Real Estate

                                 SCHEDULE "A"

                                 RENTAL AMOUNT

Rental Calculations
-------------------

        Base          Square            Common          Adjusted                *Rent/          *Total Annual
        Rent           Foot           Area Factor     Rentable Area             Sq. Ft.         Rental Amount
----------------------------------------------------------------------------------------------------------------
American Storage       2,590          1.1642          3,015                     9.55      =     28,795
Extended Stay          5,362          1.1642          6,243                     9.55      =     59,620
Johnson Development    5,400.5        1.1642          6,287                     9.55      =     60,040
                      --------                       ------                                   --------
                      13,352.5                       15,545                                   $148,455
                * Does not include CAM charges
                ------------------------------
Best Estimate with CAM Contribution
-----------------------------------
                       Adjusted                         CAM
                      Rentable Area                Est. Per Sq. Ft.              CAM
                    ----------------            --------------------         -----------
American Storage        3,015             x             4.87            =       14,683
Extended Stay           6,243             x             4.87            =       30,403
Johnson Development     6,287             x             4.87            =       30,618
                                                                                ------
                                                                                75,704

Rental Obligation
-----------------
                                Base                    CAM
                               Rental               Contribution                Total                   Monthly
                            ------------          ----------------------------------------------------------------
American Storage               28,795        +        14,683                    43,478                   3,623
Extended Stay                  59,620        +        30,403                    90,023                   7,502
Johnson Development            60,040        +        30,618                    90,658                   7,555
                                                                                                         -----

                                                                         Monthly Total:                 18,680
                                                                                                        ------
Rental Obligation After Application of Blockbuster Credit of $2,833.33/Month
----------------------------------------------------------------------------

                                                                                                Adjusted
                                              %         Credit          Monthly                Obligation
                                        -----------------------       -----------            --------------
American Storage         3,623             19.40    -     549     +      3,623         =         3,074
Extended Stay            7,502             40.16    -   1,138     +      7,502         =         6,364
Johnson Development      7,555             40.44    -   1,146     +      7,555         =         6,409
                        ------            ------                                               -------
                        18,680            100.00                                               $15,847